EXHIBIT 10.6

AMENDED AND RESTATED GRANT OF SECURITY INTEREST
IN PATENTS AND TRADEMARKS

THIS AMENDED AND RESTATED GRANT OF SECURITY INTEREST (“Grant”), effected as of May 18, 2005, is executed by Sequiam Sports, Inc., a Delaware corporation (“Sequiam Sports”), in favor of Lee Harrison Corbin, Attorney in-Fact for the Trust Under the Will of John Svenningsen (the “Secured Party”).

A.    This Grant is being entered into in connection with the Secured Party’s (defined above) agreement to advance an amount to Laurus Master Fund Ltd (“Laurus”), sufficient to repay the remaining debt to Laurus in accordance with the terms of the Assignment, Assumption and Release with Laurus, and in connection therewith, Laurus has agreed to assign to the Secured Party all of Laurus’ rights under that certain Securities Purchase Agreement, dated April 27, 2004, by and between the Company (defined below) and Laurus, as amended and the Loan Documents, a defined in the Securities Purchase Agreement, of even date herewith, between Sequiam Corporation, a California corporation and the Secured Party, which includes that certain Grant of Security Interest in Patents and Trademarks, dated as of April 27, 2004, between Laurus and Sequiam Sports (the “Original Agreement”), such that the Trust shall stand in the place of Laurus thereunder. In connection therewith, the Secured Party and Sequiam Sports now wish to amend and restate the Original Agreement as provided herein.

B.    Pursuant to that certain Amended and Restated Master Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among Sequiam Sports, certain other Assignors (as defined in the Security Agreement), and the Secured Party, the terms and provisions of which are hereby incorporated herein as if fully set forth herein, Sequiam Sports and the other Assignors have granted a security interest to the Secured Party in consideration of the Secured Party’s agreement to provide loans to Sequiam Corporation.

C.    Sequiam Sports (1) has adopted, used and is using the trademarks reflected in the trademark registrations and trademark applications in the United States Patent and Trademark Office more particularly described on Schedule 1 annexed hereto as part hereof (the “Trademarks”), and (2) has registered or applied for registration in the United States Patent and Trademark Office of the patents more particularly described on Schedule 2 annexed hereto as part hereof (the “Patents”).

D.    Sequiam Sports wishes to confirm its grant to the Secured Party of a security interest in all right, title and interest of Sequiam Sports in and to the Trademarks and Patents, and all proceeds thereof, together with the business as well as the goodwill of the business symbolized by, or related or pertaining to, the Trademarks, and the customer lists and records related to the Trademarks and Patents and all causes of action which may exist by reason of infringement of any of the Trademarks and Patents (collectively, the “T&P Collateral”), to secure the payment, performance and observance of the Obligations (as that term is defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged:

1.    Sequiam Sports does hereby further grant to the Secured Party a security interest in the T&P Collateral to secure the full and prompt payment, performance and observance of the Obligations.

2.    Sequiam Sports agrees to perform, so long as the Security Agreement is in effect, all acts deemed necessary or desirable by the Secured Party to permit and assist it, at Sequiam Sports’ expense, in obtaining and enforcing the Trademarks and Patents in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Sequiam Sports hereby appoints the Secured Party as Sequiam Sports’ attorney-in-fact to execute and file any and all agreements, instruments, documents and papers as the Secured Party may determine to be necessary or desirable to evidence the Secured Party’s security interest in the Trademarks and Patents or any other element of the T&P Collateral, all acts of such attorney-in-fact being hereby ratified and confirmed.

3.    Sequiam Sports acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the T&P Collateral granted hereby are more fully set forth in the Security Agreement and the rights and remedies set forth herein are without prejudice to, and are in addition to, those set forth in the Security Agreement. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

4.    Sequiam Sports agrees to execute financing statements or other instruments to the extent required by the Uniform Commercial Code and in executing such other documents or instruments as may be required or deemed necessary by you for purposes of affecting or continuing your security interest in the T&P Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, Sequiam Sports has caused this instrument to be executed as of the day and year first above written.

SEQUIAM SPORTS, INC.

By:	/s/ Nicholas VandenBrekel
Name:	Nicholas VandenBrekel
Title:	CEO

3

SCHEDULE 1

REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Registration or Application Number	Registration or Application Date	Country
QUESTprint	76315067	09/20/01	USA

SCHEDULE 2

PATENTS AND PATENT APPLICATIONS

Patent	Registration or Application Number	Registration or Application Date	Country
None.

STATE OF FLORIDA	)
) ss.:
COUNTY OF ORANGE	)

On this 18th day of May 2005, before me personally came Nicholas Vandenbrekel who, being by me duly sworn, did state as follows: that he is CEO of Sequiam Sports, Inc. that he is authorized to execute the foregoing Grant on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.

/s/ Marion N. Baker
Notary Public